May 12, 2026

Mr. Michael D. Barolsky
EA Series Trust
ATTN: Legal
3803 West Chester Pike, Suite 150
Newtown Square, PA 19073
Email: legal@etfarchitect.com

Re:    Amendment to Schedule A of Rule 12d1-4 Fund of Funds Investment Agreement

Ladies and Gentlemen:

Reference is made to that certain Rule 12d1-4 Fund of Funds Investment Agreement dated as of December 22, 2025 (the “Agreement”) entered into by the undersigned and/or one or more entities affiliated therewith.

The undersigned wish to amend Schedule A to the Agreement in order to revise the Acquiring Funds and/or Acquired Funds that are parties to the Agreement.

Accordingly, the undersigned hereby agree that Schedule A to the Agreement is hereby replaced in its entirety with Schedule A attached to this letter, effective as of the date hereof.

Each of the undersigned listed below that, prior to the execution of this letter, was not a party to the Agreement hereby agrees to be bound by and subject to the terms and provisions of the Agreement, effective as of the date hereof.

Except to the extent expressly set forth herein, this letter shall not be deemed to otherwise amend or modify any term of the Agreement.

[signature page to follow]

Please sign below to evidence your consent and agreement to the above.

Acquired Funds

PUTNAM ETF TRUST, on behalf of its series listed on Schedule A, severally and not jointly

By: /s/ Jonathan S. Horwitz
Name: Jonathan S. Horwitz
Title: Executive Vice President, Principal Executive Officer, and Compliance Liaison

FRANKLIN TEMPLETON ETF TRUST,
On behalf of its series listed on Schedule A, severally and not jointly

By: /s/ Harris Goldblat
Name: Harris Goldblat
Title: Vice President and Secretary

Consented and Agreed to:

Acquiring Funds

EA SERIES TRUST, on behalf of its series listed on Schedule A, severally and not jointly

By: /s/ Michael D. Barolsky
Name: Michael D. Barolsky
Title: Vice President and Secretary

SCHEDULE A
List of Funds to Which the Agreement Applies

Acquiring Funds		Acquired Funds
EA Series Trust Amplius Aggressive Asset Allocation ETF (AAAA)	→	Putnam ETF Trust Putnam Focused Large Cap Value ETF (PVAL)
EA Series Trust Gadsden Dynamic Multi-Asset ETF (GDMA)	→	Franklin Templeton ETF Trust Franklin FTSE Latin America ETF (FLLA)